                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

     SOURCE INTERLINK REPORTS FISCAL 2007 FIRST QUARTER EARNINGS RESULTS

- Solid revenue and profit performance underscores strength across all business units -

BONITA SPRINGS, FL, JUNE 8, 2006 - SOURCE INTERLINK COMPANIES, INC. (NASDAQ:
SORC), a leading provider of home entertainment products and marketing services, today announced financial results for the fiscal 2007 first quarter ended April 30, 2006.

Adjusted pro-forma net income for the fiscal 2007 first quarter totaled $5.3 million, or $0.10 per diluted share computed on a tax rate of 40.0%, on total consolidated revenue of $454.6 million. Adjusted pro-forma Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for the first quarter totaled $14.4 million, a 2.0% or $0.3 million increase from the prior year period. GAAP net income for the fiscal 2007 first quarter totaled $3.3 million, or $0.06 per diluted share, computed on a tax rate of 36.9%.

"We're off to an excellent start in fiscal 2007, producing operating results across our business divisions that met or exceeded our expectations," commented Leslie Flegel, Source Interlink chairman and chief executive officer. "Our Alliance division continues to experience impressive sales momentum, posting strong revenue growth and healthy profits against a difficult year-over-year comparison base. Our magazine division leveraged the revenue and cost synergies related to our Levy operations to post significant revenue growth and meaningful EBITDA contribution in Q1, less than a year from the acquisition date. Together with Levy and our recently-acquired magazine markets in Southern California and Washington D.C./Baltimore, Source Interlink is now the largest magazine distributor in the U.S. As we continue to integrate the Southern California and D.C./Baltimore operations, we will drive further revenue and cost synergies that we believe will have a positive effect on our operating margins over time. Overall, we're very pleased with the performance of the Company and expect a solidly profitable fiscal 2007."

FINANCIAL HIGHLIGHTS

The Company uses both generally accepted accounting principles (GAAP), and non-GAAP or adjusted pro-forma financial measures to evaluate and report the results of its business. A reconciliation of the adjusted pro-forma financial measures to the GAAP financial measure appears later in the release.

The Company provides non-GAAP or adjusted pro-forma financial information in order to provide meaningful supplemental information regarding its operational performance and to enhance investors' overall understanding of the Company's current financial performance and prospects for the future. The Company believes that investors benefit from seeing its results "through the eyes" of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as are disclosed in this release. This information facilitates management's internal comparisons to the Company's historical operating results.

Non-GAAP or adjusted pro-forma information allows for greater transparency to supplemental information used by management in its financial and operational decision making. This information is not in accordance with, or an alternative for, GAAP in the United States. It excludes items, such as amortization of intangible assets, acquisition charges and non-cash compensation charges related to FAS 123R that may have a material effect on the Company's net income and net income per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that its GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the Company. The non-GAAP or adjusted pro-forma information provided by the Company may be different from the non-GAAP or adjusted pro-forma information provided by other companies.

Adjusted pro-forma results for fiscal 2007 first quarter ended April 30, 2006 exclude amortization of intangible assets resulting from acquired companies, certain plant closing and disposal costs and non-cash compensation charges related to FAS 123R.

For the fiscal 2006 first quarter, Source Interlink reported GAAP revenue of $234.4 million or $0.04 per diluted share, computed on a tax rate of 52.6%. EBITDA totaled $7.7 million. The GAAP results for fiscal 2006 first quarter reflect the Alliance merger as of February 28, 2005, but do not include results from the Levy acquisition, which was completed on May 11, 2005, or the acquisition of magazine distribution markets in Southern California and Washington D.C./Baltimore from Anderson News, which was completed on April 1, 2006.

GAAP earnings per share in the fiscal 2006 first quarter were calculated on 44.4 million diluted shares outstanding, compared with 53.2 million diluted shares outstanding in fiscal 2007 first quarter.

Beginning in calendar year 2006, non-cash stock-based compensation is reported to comply with Statement of Financial Accounting Standards ("SFAS") No. 123 (Revised 2005), "Share-Based Payment" ("SFAS 123R"). In accordance with SFAS 123R adoption, the Company recorded $400,302 in non-cash stock-based compensation expense for the first quarter fiscal 2007. The Company expects to report an immaterial amount of non-cash stock-based compensation expense for the remainder of fiscal 2007.

See table below for reconciliation of GAAP financial results to pro-forma amounts:

                                                     QUARTER ENDED
                                                 ---------------------
(in thousands, except earnings per share data)   4/30/2006   4/30/2005
                                                 ---------   ---------
Net income                                        $ 3,259    $ 1,671
Merger and acquisition charges*                        --      1,856
Amortization of acquired intangible assets          1,673      1,257
Compensation charge related to FAS 123R*              240         --
Plant closing and disposal costs*                     317         --
Alliance's net income for February 2005*               --      1,488
Tax impact                                           (160)        --
                                                  -------    -------
Pro-forma net income                              $ 5,329    $ 6,272
                                                  =======    =======
Diluted shares                                     53,154     52,933**
EPS                                               $  0.10    $  0.12

* Amounts shown net of tax using 40% effective tax rate for the quarter ended April 30, 2006 and 2005

**   Pro-forma diluted shares

FISCAL 2007 FIRST QUARTER SEGMENT RESULTS

CD AND DVD FULFILLMENT SEGMENT - The CD and DVD Fulfillment segment reported GAAP revenue of $240.7 million. On an adjusted pro-forma basis, revenue grew 8.6% or $19.0 million from the prior year period due to increased sales penetration of existing customers, the addition of new retail business that did not exist in the year-ago period and higher Internet fulfillment revenue. GAAP operating income totaled $7.2 million and GAAP gross margins were 17.1%.

Adjusted pro-forma gross margins decreased 0.6 percentage points from 17.7% in the prior year period, primarily due to a change in the mix of CD and DVD sales compared to the year-ago period. On an adjusted pro forma basis, operating income decreased 19.5% or $2.2 million from the prior year period to $9.1 million, due primarily to higher freight expense and higher sales and marketing expenses, as well as the year-over-year decrease in gross margins attributed to product mix. Adjusted pro-forma operating margins decreased from 5.1% in the prior year first quarter to 3.8% in the current year period, due primarily to the items discussed above.

MAGAZINE FULFILLMENT SEGMENT - The Company's Magazine Fulfillment segment, which includes the acquisition of distribution markets in Southern California and Washington D.C./Baltimore from the Anderson News Company effective April 1, 2006, reported GAAP revenue of $195.0 million compared with $71.7 million in the prior year period, an increase of 172.1%. Higher revenues reflect the Levy magazine distribution business, acquired May 11, 2005, as well as modest contribution from the newly acquired Anderson markets. GAAP gross margins decreased from 26.4% in the prior year period to 22.0% in the current period. This reflects increased contribution from Levy, whose mainstream distribution model generally has lower gross margins than specialty distribution. Adjusted pro-forma operating income increased to $4.8 million in the fiscal 2007 first quarter from $3.8 million in the prior year period. Adjusted pro-forma operating margins decreased from 5.3% in the prior year period to 2.5% in the current period.

IN-STORE SERVICES SEGMENT - The In-Store Services segment recorded GAAP revenue of $18.9 million in the fiscal 2007 first quarter, compared with $14.3 million in the year-ago quarter, primarily due to increased wire production and wood manufacturing orders from several large retail accounts. Adjusted pro forma operating income for the fiscal 2007 first quarter was $3.5 million, versus $2.0 million a year ago.

SHARED SERVICES SEGMENT - The Shared Services segment consists of shared overhead functions associated with the individual operating segments. Shared Services recorded an adjusted pro-forma operating loss in the fiscal 2007 first quarter of $6.3 million, compared with $5.6 million in the prior year period. Shared Services as a percentage of consolidated revenue decreased from 1.8% to 1.4% for the fiscal 2007 first quarter.

RECENT BUSINESS HIGHLIGHTS

     - The Company's Board of Directors, in consultation with its strategic advisor, The Yucaipa Companies, LLC, hired Deutsche Bank Securities Inc. to act as its exclusive financial advisor in its previously announced process of evaluating strategic alternatives to enhance stockholder value.

     - Source Interlink acquired in separate cash transactions magazine and book distribution markets in the Southern California and Washington D.C./Baltimore markets from the Anderson News Company.

FISCAL 2007 FIRST QUARTER CONFERENCE CALL

Source Interlink Companies, Inc. will host a teleconference to discuss its fiscal 2007 first quarter results today, Thursday, June 8th at 4:30 p.m. Eastern Time. To access the teleconference, please dial 800-231-5571 (U.S. callers) and 973-582-2822 (Int'l callers) ten minutes prior to the start time. The teleconference will also be available via live webcast on the Company's website www.sourceinterlink.com. A replay of the conference call will be available through Thursday, June 15, 2006 by dialing 877-519-4471 (U.S. callers) or 973-341-3080 (Int'l callers), passcode: 7411289. The webcast presentation will also be archived on www.sourceinterlink.com for 30 days.

ABOUT SOURCE INTERLINK COMPANIES, INC.

Source Interlink Companies is a leading marketing, merchandising and fulfillment company of entertainment products including DVDs, music CDs, magazines, books and related items. The Company's fully integrated businesses include:

     - Distribution and fulfillment of entertainment products to major retail chains throughout North America and directly to consumers of entertainment products ordered through the Internet

     - Import and export of periodicals sold in more than 100 markets worldwide

     - Coordination of product selection and placement of impulse items sold at checkout counters

     - Processing and collection of rebate claims as well as management of sales data obtained at the point-of-purchase

     - Design, manufacture and installation of wire fixtures and custom wood displays in major retail chains

Source Interlink serves approximately 110,000 retail store locations throughout North America. Supply chain relationships include movie studios, record labels, magazine and newspaper publishers, confectionary companies and manufacturers of general merchandise. For more information, please visit the Company's website at www.sourceinterlink.com.

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to, among other things, future business plans, strategies and financial position, working capital and capital expenditure needs, growth opportunities, and any statements of belief and any statements of assumptions underlying any of the foregoing.

These forward-looking statements reflect Source Interlink's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. Factors that could cause actual results to differ include: (i) market acceptance of and continuing retail demand for magazines, books, DVDs, CDs and other home entertainment products; (ii) our ability to realize operating efficiencies, cost savings and other benefits from recent acquisitions, (iii) an evolving market for entertainment media, (iv) the ability to obtain product in sufficient quantities; (v) adverse changes in general economic or market conditions; (v) the ability to attract and retain employees; (vi) intense competition in the marketplace and (vii) other events and other important factors disclosed previously and from time to time in Source Interlink's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006.

Source Interlink does not intend to, and disclaims any duty or obligation to, update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.

CONTACTS:

Investors:                                                  Media:
----------                                                  ------
Dean Heine                         Todd St.Onge             Nancy Zakhary
Investor Relations                 Brainerd Communicators   Brainerd Communicators
Source Interlink Companies, Inc.   212-986-6667             212 986-6667
212-683-0376                       stonge@braincomm.com     nancy@braincomm.com
dheine@sourceinterlink.com

Tables follow:

                        SOURCE INTERLINK COMPANIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     April 30,
                                                        2006      January 31,
                                                    (unaudited)       2006
                                                    -----------   -----------
ASSETS
   Current assets
      Cash                                          $       --     $ 23,239
      Trade receivables, net                           137,657      129,782
      Purchased claims receivable                       10,169        9,922
      Inventories                                      233,505      198,483
      Income tax receivable                              2,686        2,180
      Deferred tax asset                                16,563       16,403
      Other                                              7,644        6,058
                                                    ----------     --------
   TOTAL CURRENT ASSETS                                408,224      386,067
                                                    ----------     --------
   Property, plants and equipment                       92,977       89,971
   Less accumulated depreciation and amortization      (23,808)     (23,255)
                                                    ----------     --------
   NET PROPERTY, PLANTS AND EQUIPMENT                   69,169       66,716
                                                    ----------     --------
   OTHER ASSETS
      Goodwill, net                                    420,298      302,293
      Intangibles, net                                 130,375      118,988
      Other                                              9,873       10,408
                                                    ----------     --------
   TOTAL OTHER ASSETS                                  560,546      431,689
                                                    ----------     --------
TOTAL ASSETS                                        $1,037,939     $884,472
                                                    ==========     ========

                        SOURCE INTERLINK COMPANIES, INC.
                     CONSOLIDATED BALANCE SHEETS (CONCLUDED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                April 30,
                                                                                   2006      January 31,
                                                                               (unaudited)       2006
                                                                               -----------   -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
   CURRENT LIABILITIES
      Checks issued against future advances on revolving credit facility        $    5,965     $     --
      Accounts payable and accrued expenses (net of allowance for returns of
         $169,693 and $167,423 at April 30, 2006 and January 31, 2006,
         respectively)                                                             343,994      321,074
      Deferred revenue                                                               2,606        3,226
      Current portion of obligations under capital leases                              884          476
      Current maturities of debt                                                    21,849        6,508
                                                                                ----------     --------
   Total current liabilities                                                       375,298      331,284
   Deferred tax liability                                                           39,624        4,526
   Obligations under capital leases                                                  1,721        1,118
   Debt, less current maturities                                                   150,634       80,727
   Other                                                                             7,083        7,224
                                                                                ----------     --------
   TOTAL LIABILITIES                                                               574,360      424,879
                                                                                ----------     --------
   TOTAL STOCKHOLDERS' EQUITY                                                      463,579      459,593
                                                                                ----------     --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $1,037,939     $884,472
                                                                                ==========     ========

                        SOURCE INTERLINK COMPANIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                     Three month ended
                                                                         April 30,
                                                                    -------------------
                                                                      2006       2005
                                                                    --------   --------
Revenues                                                            $454,600   $234,421
Cost of revenues (including depreciation of $278 and $193)           364,660    183,876
                                                                    --------   --------
Gross profit                                                          89,940     50,545
Selling, general and administrative expense                           54,320     29,674
Fulfillment freight                                                   21,935     10,336
Depreciation and amortization                                          5,805      3,103
Merger and acquisition charges                                            --      3,094
Impairment of land and building held for sale                            529         --
                                                                    --------   --------
Operating income                                                       7,351      4,338
                                                                    --------   --------
Other income (expense):
   Interest expense (including amortization of deferred financing
      fees of $157 and $275)                                          (2,268)      (935)
   Interest income                                                        68         46
   Other                                                                  14         74
                                                                    --------   --------
Total other expense                                                   (2,186)      (815)
                                                                    --------   --------
Income before income taxes                                             5,165      3,523
Income tax expense                                                     1,906      1,852
                                                                    --------   --------
Net income                                                          $  3,259   $  1,671
                                                                    ========   ========
Earnings per share - basic                                          $   0.06   $   0.04
Earnings per share - diluted                                        $   0.06   $   0.04
Weighted average common shares outstanding - basic                    51,708     42,314
Weighted average common shares outstanding - diluted                  53,154     44,395
                                                                    --------   --------